EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-148524 and 333-148521) of our report dated March 19, 2008 relating to the consolidated financial statements of Colombia Goldfields Ltd., which appears in this Annual Report on Form 10-KSB.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants, Licensed Public Accountants
Toronto, Canada
March 20, 2008